As filed with the Securities and Exchange Commission on November 12, 1996
                                              Registration No. 333-14977

===========================================================================


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D. C. 20549


                                Amendment No. 1
                                     to
                                   FORM S-3


                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                      Kaufman and Broad Home Corporation
            (Exact name of registrant as specified in its charter)
          Delaware                                        95-3666267
(State or other jurisdiction of                        (I.R.S. Employer
incorporation or organization)                       Identification No.)
                           10990 Wilshire Boulevard
                         Los Angeles, California 90024
                                (310) 231-4000
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                            Kimberly N. King, Esq.
                            Corporate Secretary and
                               Associate Counsel
                      Kaufman and Broad Home Corporation
                           10990 Wilshire Boulevard
                             Los Angeles, CA 90024
                                (310) 231-4000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

                                  Copies to:
                              Jeffrey Small, Esq.
                             Davis Polk & Wardwell
                             450 Lexington Avenue
                           New York, New York 10017

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]



       TITLE OF EACH            AMOUNT TO BE        PROPOSED MAXIMUM       PROPOSED MAXIMUM         AMOUNT OF
         CLASS OF               REGISTERED(1)      OFFERING PRICE PER         AGGREGATE          REGISTRATION FEE
     SECURITIES TO BE                                     UNIT                 OFFERING
       REGISTERED(1)                                                        PRICE(2)(3)(4)
Debt Securities(5)                   --                   (6)                     --                    --
Preferred Stock ($1.00               --                   (6)                     --                    --
par value)(7)
Common Stock ($1.00                  --                   (6)                     --                    --
par value)(8)
Warrants                             --                   (6)                     --                    --
Total                           $200,000,000              (6)                $200,000,000         $60,606.06(9)


(1) Subject to Footnote (3), there are being registered hereunder (i) an indeterminate amount of Debt Securities, Preferred Stock, Common Stock and Warrants issuable in primary offerings, (ii) an indeterminate amount of Common Stock issuable upon conversion of Debt Securities and Preferred Stock registered hereunder, and (iii) an indeterminate amount of Debt Securities, Preferred Stock and Common Stock issuable upon exercise of Warrants registered hereunder.
(2) In U.S. dollars or the equivalent thereof in one or more foreign currencies or composite currencies. The proposed maximum offering price per unit will be determined from time to time by the Registrant in connection with the issuance of the securities registered hereunder.
(3) Estimated solely for the purpose of calculating the registration fee. In no event will the aggregate maximum offering price of all securities issued under this Registration Statement exceed $200,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies or, if any Debt Securities are issued with original issue discount, such greater amount as shall result in proceeds of $200,000,000 to the Registrant.
(4) With respect to Debt Securities, excluding accrued interest and accrued amortization of discount, if any, to the date of delivery.
(5) Debt Securities may be issued in primary offerings and/or upon exercise of Warrants registered hereby.
(6) Omitted pursuant to General Instruction II(D) of Form S-3 under the Securities Act.
(7) Shares of Preferred Stock may be issued in primary offerings, upon conversion of Debt Securities registered hereby, and/or upon exercise of Warrants registered hereby.
(8) Shares of Common Stock may be issued in primary offering, upon conversion of Debt Securities and/or Preferred Stock registered hereby, and/or upon exercise of Warrants registered hereby. The aggregate amount of Common Stock registered hereby is limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933, as amended (the "Securities Act").
(9) Determined pursuant to Rule 457(o) of the Securities Act. An additional filing fee of $31,250 was previously paid for $100,000,000 aggregate principal amount of unsold securities registered under Registration Statement No. 33-50732.

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus included herein contains a combined Prospectus that also relates to a total of $100,000,000 of debt securities of the Registrant previously registered under Registration Statement on Form S-3 No. 33-50732 (which was declared effective on August 20, 1992) and not issued. This Registration Statement constitutes Post-Effective Amendment No. 1 to Registration Statement on Form S-3 No. 33-50732 pursuant to which the total amount of unsold debt securities previously registered under Registration Statement on Form S-3 No. 33-50732 may be offered and sold as Debt Securities, Preferred Stock, Common Stock or Warrants, without limitation as to class of securities, together with the securities registered hereunder, through the use of the combined Prospectus included herein relating to Debt Securities, Preferred Stock, Common Stock and Warrants. In the event any of such previously registered Debt Securities are offered and sold prior to the effective date of this Registration Statement, the amount of such Debt Securities will not be included in any Prospectus hereunder.

                               -------------

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

===========================================================================


PROSPECTUS


                      Kaufman and Broad Home Corporation
                       Debt Securities, Preferred Stock,
                                 Common Stock,
                                      and
                   Warrants to Purchase the Above Securities


   Kaufman and Broad Home Corporation, a Delaware corporation (the "Company"), may offer and issue from time to time (i) its debt securities ("Debt Securities"), consisting of debentures, notes or other evidences of indebtedness representing unsecured obligations of the Company, which may be either senior Debt Securities, senior subordinated Debt Securities or subordinated Debt Securities, (ii) shares of its Preferred Stock, par value $1.00 per share ("Preferred Stock"), (iii) shares of its Common Stock, par value $1.00 per share ("Common Stock"), or (iv) warrants to purchase Debt Securities, Preferred Stock or Common Stock ("Warrants"). The Debt Securities, Preferred Stock, Common Stock and Warrants are herein collectively referred to as the "Securities". The Securities may be offered in one or more separate classes or series, in amounts, at prices and on terms to be determined by market conditions at the time of sale and to be set forth in a supplement or supplements to this Prospectus (a "Prospectus Supplement"). Any Securities may be offered with other Securities or separately. Debt Securities or Preferred Stock may be convertible into shares of Common Stock. The aggregate offering price of the Securities will not exceed $300,000,000.

   Certain terms of any Debt Securities in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement including, without limitation, the specific designation (including whether such Debt Securities are senior, senior subordinated or subordinated and whether such Debt Securities are convertible), aggregate principal amount, purchase price, currency, denomination, maturity, interest rate (which may be fixed or variable) and time of payment of interest (if any), terms (if any) for the subordination, redemption or conversion thereof, listing (if any) on a securities exchange and any other specific terms of the Debt Securities. Certain terms of any Preferred Stock in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement including, without limitation, the designation, number of shares, liquidation preference, purchase price, dividends, voting, redemption and conversion provisions and any listing on a securities exchange. The purchase price of any Common Stock in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement. Certain terms of any Warrants in respect of which this Prospectus is being delivered will be set forth in the accompanying Prospectus Supplement, including the specific designation, number, duration, purchase price and terms thereof, any listing of the Warrants or the underlying securities on a securities exchange and any other terms in connection with the offering, sale and exercise of the Warrants, as well as the terms on which and the securities for which such Warrants may be exercised. The Prospectus Supplement will also contain information, where applicable, about certain United States federal income tax considerations relating to the Securities covered by the Prospectus Supplement.

         The Company's Common Stock is listed on the New York Stock Exchange under the symbol KBH.

         See "Risk Factors" in the Prospectus Supplement for a description of certain factors that should be considered by purchasers of the Securities offered hereby.


   THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
      AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
             COMMISSION PASSED ON THE ACCURACY OR ADEQUACY OF THIS
                PROSPECTUS.  ANY REPRESENTATION TO THE CONTRARY
                            IS A CRIMINAL OFFENSE.

   The Securities may be sold on a negotiated or competitive bid basis to or through underwriters or dealers designated from time to time or to other purchasers directly or through agents designated from time to time. Certain terms of the offering and sale of the Securities, including, where applicable, the names of the underwriters, dealers or agents, if any, the principal amount or number of shares or Warrants to be purchased, the purchase price of the Securities and the proceeds to the Company from such sale, and any applicable commissions, discounts and other items constituting compensation of such underwriters, dealers or agents, will also be set forth in the accompanying Prospectus Supplement.


                The date of this Prospectus is November 12, 1996

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY sTATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.



      IN CONNECTION WITH AN OFFERING, THE UNDERWRITERS FOR SUCH OFFERING MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED ON THE NEW YORK STOCK EXCHANGE, THE OVER-THE-COUNTER MARKET OR OTHERWISE. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

      No dealer, salesman or other person has been authorized to give any information or to make any representation not contained or incorporated by reference in this Prospectus or any Prospectus Supplement, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or by any underwriter, agent or dealer. This Prospectus and any Prospectus Supplement shall not constitute an offer to sell or a solicitation of an offer to buy any of the Securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Neither the delivery of this Prospectus and any Prospectus Supplement nor any sale made thereunder shall, under any circumstances, create any implication that the information therein is correct as of any time subsequent to the date thereof.


                               TABLE OF CONTENTS

                                                    Page

Available Information............................... 2

Incorporation of Certain Information by Reference... 3

The Company......................................... 4

Use of Proceeds..................................... 4

Consolidated Ratios of Earnings to Fixed Charges
and of Earnings to Combined Fixed Charges and
Preferred Stock Dividends........................... 4

Description of the Debt Securities.................. 5

Limitations on Issuance of Bearer Debt
Securities.......................................... 15

Description of Capital Stock........................ 16

Description of Warrants............................. 20

Plan of Distribution................................ 22

Experts............................................. 23

Legal Matters....................................... 23


                             AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Reports, proxy statements and other information filed by the Company with the Commission can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549 or at its Regional Offices located at Suite 1400, Northwestern Atrium Center, 500 West Madison Street, Chicago, Illinois 60661-2511 and at Seven World Trade Center, 13th Floor, New York, New York 10048, and copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street,
N.W., Washington, D.C. 20549, at prescribed rates. Such material may also be accessed electronically by means of the Commission's home page on the Internet at http://www.sec.gov. The Company's Common Stock is listed on the New York Stock Exchange, Inc. (the "New York Stock Exchange"). In addition, reports, proxy statements and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

      This Prospectus constitutes a part of Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed with the Commission under the Securities Act of 1933, as amended (the "Securities Act"). This Prospectus omits certain of the information set forth in such Registration Statement in accordance with the rules and regulations of the Commission. Reference is hereby made to such Registration Statement and to the exhibits relating thereto for further information with respect to the Company and the Securities. Any statements contained herein concerning the provisions of any document are not necessarily complete, and in each instance reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission for a more complete description of the matter involved. Each such statement is qualified in its entirety by such reference.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      The following documents, which have been filed with the Commission, are hereby incorporated by reference:

      1. Annual Report on Form 10-K of the Company for the year ended November 30, 1995; and


      2. Quarterly Reports on Form 10-Q of the Company for the quarters ended February 29, 1996, May 31, 1996 and August 31, 1996, as amended; and


      3. Current Reports on Form 8-K of the Company dated March 12, 1996 (filed March 14, 1996) and May 23, 1996 (filed May 23, 1996).

      All documents filed by the Company after the date of this Prospectus pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the termination of the offering of the Securities offered hereby, shall be deemed to be incorporated herein by reference and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein (or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein) modifies or supersedes such statement. Any statements so modified or superseded shall be deemed to constitute a part of this Prospectus, except as so modified or superseded.

      The Company will provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus is delivered, upon written or oral request of such person, a copy of any or all of the documents referred to above which have been or may be incorporated by reference in this Prospectus (other than certain exhibits to such documents). Requests for such documents should be directed to Kaufman and Broad Home Corporation, 10990 Wilshire Boulevard, Los Angeles, California 90024, Attention: Investor Relations (telephone (310) 231-4010).



                                  THE COMPANY

      The Company is a builder of single-family homes with domestic operations in seven western states, and international operations in France and Mexico. Domestically, the Company is the largest home builder west of the Mississippi River, delivering more single-family homes than any other builder in the region. Founded in 1957, the Company builds innovatively designed homes which cater primarily to first-time home buyers, generally in medium-sized developments close to major metropolitan areas. Internationally, the Company is among the largest builders in greater metropolitant Paris, France, based on the number of homes delivered. In France, the Company also builds commercial projects and high-density residential properties, such as condominium and apartment complexes. The Company provides mortgage banking services to domestic home buyers through its wholly owned subsidiary, Kaufman and Broad Mortgage Company.

      The Company is a Delaware corporation and maintains its principal executive offices at 10990 Wilshire Boulevard, Los Angeles, California 90024. Its telephone number is (310) 231-4000. As used herein, the term "Company" refers to Kaufman and Broad Home Corporation and its subsidiaries, unless the context indicates otherwise.


                                USE OF PROCEEDS

      Unless otherwise set forth in the applicable Prospectus Supplement, proceeds from the sale of the Securities will be used by the Company for general corporate purposes, which may include, among other things, the development of new residential properties and commercial projects, the repayment of existing indebtedness, as well as possible land and corporate acquisitions.


               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES
                  AND OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS

      The following table sets forth the consolidated ratios of earnings to fixed charges and earnings to combined fixed charges and preferred stock dividends of the Company for each of the periods indicated.

                                                                  Nine Months
                                                                Ended August 31,             Year Ended November 30,
                                                                 1996           1995      1995     1994    1993    1992    1991
                                                                -------       -------   -------   -----   -----   -----   -----
Ratio of Earnings to Fixed Charges (1)........................  (1.27)x(2)(3)  1.03x     1.35x    2.09x   2.07x   1.88x   1.51x

Ratio of Earnings to Combined Fixed Charges and
Preferred Stock Dividends (1).................................  (1.12)x(2)(3) .86x(3)    1.12x    1.64x   1.80x   1.88x   1.51x

________________

(1) For purposes of calculating the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, earnings are computed by adding fixed charges (except capitalized interest and the effect of preferred stock dividends) and amortization of previously capitalized interest to pretax earnings (excluding undistributed earnings of unconsolidated joint ventures). Fixed charges consist of interest expense plus capitalized interest and the portion of rental expense considered to be interest and for the ratio of earnings to combined fixed charges and preferred stock dividends include the effect of preferred stock dividends on the Company's Series B Mandatory Conversion Premium Dividend Preferred Stock. On April 1, 1996, all shares of the Company's only outstanding series of preferred stock, the Series B Mandatory Conversion Premium Dividend Preferred Stock, were mandatorily converted to shares of Common Stock and no future preferred stock dividends will be paid or are payable with respect to such preferred stock.

In computing the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends, interest expense excludes interest incurred by the Company's wholly owned limited purpose financing subsidiaries with respect to their outstanding collateralized mortgage obligations. If interest on such collateralized mortgage obligations were included, the ratio of earnings to fixed charges for the periods presented would have been (1.05x), 1.03x, 1.31x, 1.88x, 1.77x, 1.55x and 1.31x, respectively, and the ratio of earnings to combined fixed charges and preferred stock dividends would have been (.94x), .87x, 1.11x, 1.54x, 1.60x, 1.54x, and 1.31x, respectively.

(2) The amount of earnings used in the calculation of the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended August 31, 1996 includes the $170.8 million pretax non-cash charge for impairment of long-lived assets recorded by the Company in the second quarter of 1996. If the non-cash charge for impairment of long-lived assets were excluded, the ratio of earnings to fixed charges and the ratio of earnings to combined fixed charges and preferred stock dividends for the nine months ended August 31, 1996 would have been 1.65x and 1.46x, respectively.

(3) Earnings for the nine months ended August 31, 1996 are inadequate to cover fixed charges by $132.8 million. Earnings for the nine months ended August 31, 1996 and 1995 are inadequate to cover combined fixed charges and preferred stock dividends by $140.5 million and $9.8 million, respectively.

                      DESCRIPTION OF THE DEBT SECURITIES

      The following sets forth certain general terms and provisions of the indentures under which the Debt Securities are to be issued. If so issued, the particular terms of the Debt Securities will be set forth in a Prospectus Supplement relating to such Debt Securities which will accompany this Prospectus.

      The Debt Securities will constitute either senior, senior subordinated or subordinated debt of the Company and will be issued, in the case of Debt Securities that will be senior debt, under a Senior Indenture (the "Senior Debt Indenture"), in the case of Debt Securities that will be senior subordinated debt, under a Senior Subordinated Indenture (the "Senior Subordinated Debt Indenture"), and, in the case of Debt Securities that will be subordinated debt, under a Subordinated Indenture (the "Subordinated Debt Indenture"), each such indenture to be executed by the Company and one or more trustees (each a "Trustee"). The Senior Debt Indenture, the Senior Subordinated Debt Indenture and the Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The Indentures will be in the form that has been filed as an exhibit to the Registration Statement of which this Prospectus is a part, subject to such amendments or supplements as are adopted from time to time. The following summaries of certain provisions of the Indentures and the Debt Securities do not purport to be complete and such summaries are subject to the detailed provisions of the applicable Indenture to which reference is hereby made for a full description of such provisions, including the definition of certain terms used herein, and for other information regarding the Debt Securities. Numerical references in parentheses below are to sections in the applicable Indenture. Wherever particular sections or defined terms of the applicable Indenture are referred to, such sections or defined terms are incorporated herein by reference as part of the statement made, and the statement is qualified in its entirety by such reference. The Indentures are substantially identical, except for the provisions relating to subordination. See "Senior Subordinated Debt" and "Subordinated Debt." The Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Offered Debt Securities."

General

      None of the Indentures limits the amounts of additional indebtedness the Company or any of its subsidiaries may incur, except as may be provided in the Prospectus Supplement. The Debt Securities will be unsecured senior, senior subordinated or subordinated obligations of the Company. The Company is a holding company, which currently conducts its operations through consolidated and unconsolidated subsidiaries. All of the operating assets of the Company are owned by its subsidiaries, effectively subordinating the Debt Securities to all indebtedness (including trade payables) of the Company's subsidiaries. Therefore, the Company's rights and the rights of its creditors, including holders of Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or recapitalization will be subject to the prior claims of the subsidiary's creditors, except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary, in which case the claims of the Company would still be effectively subordinate to any third party security interests in the assets of such subsidiary and would be subordinate to any indebtedness of such subsidiary senior to that held by the Company. In addition, dividends, loans and advances from certain subsidiaries to the Company may be subject to certain contractual, statutory or regulatory restrictions, are contingent upon the earnings of such subsidiaries and are subject to various business considerations.

      The Indentures provide that Debt Securities may be issued from time to time in one or more series and may be denominated and payable in U.S. dollars or foreign currencies or units based on or relating to foreign currencies, including European Currency Units ("ECUs"). Special United States federal income tax considerations applicable to any Debt Securities so denominated are described in the relevant Prospectus Supplement.

      Reference is made to the Prospectus Supplement for the following terms of and information relating to the Offered Debt Securities (to the extent such terms are applicable to such Offered Debt Securities): (i) classification as senior, senior subordinated or subordinated Debt Securities, the specific designation, aggregate principal amount, purchase price and denomination; (ii) currency or units based on or relating to currencies in which such Offered Debt Securities are denominated and/or in which principal (and premium, if any) and/or any interest will or may be payable; (iii) any date of maturity;
(iv) interest rate or rates (or the method by which such rate will be determined), if any; (v) the date from which interest will accrue and dates on which any such interest will be payable; (vi) the place or places where the principal of, premium, if any, and interest, if any, on the Offered Debt Securities will be payable; (vii) any redemption, repayment or sinking fund provisions; (viii) the terms, if any, on which such Debt Securities may be converted into or exchanged for stock or other securities of the Company or other entities, any specific terms relating to the adjustment thereof and the period during which such Debt Securities may be so converted or exchanged;
(ix) whether the Offered Debt Securities will be issuable in registered form or bearer form ("Bearer Securities") or both, and if Bearer Securities are issuable, any restrictions applicable to the exchange of one form for another and to the offer, sale and delivery of Bearer Securities; (x) any applicable United States federal income tax consequences, including whether and under what circumstances the Company will pay additional amounts on Offered Debt Securities held by a person who is not a U.S. person (as defined in the Prospectus Supplement) in respect of any tax, assessment or governmental charge withheld or deducted and, if so, whether the Company will have the option to redeem such Offered Debt Securities rather than pay such additional amounts; and (xi) any other specific terms of the Offered Debt Securities, including any additional events of default or covenants provided for with respect to such Offered Debt Securities, and any terms that may be required by or advisable under applicable laws or regulations.

      Debt Securities may be presented for exchange and registered Debt Securities may be presented for transfer in the manner, at the places and subject to the restrictions set forth in the Indenture and the Prospectus Supplement. Such services will be provided without charge, other than any tax or other governmental charge payable in connection therewith, but subject to the limitations provided in the applicable Indenture. Debt Securities in bearer form and the coupons, if any, appertaining thereto will be transferable upon delivery.

      Debt Securities will bear interest at a fixed rate (a "Fixed Rate Security") or a floating rate (a "Floating Rate Security"). Debt Securities bearing no interest or interest at a rate that at the time of issuance is below the prevailing market rate will be sold at a discount below their stated principal amount. Special United States federal income tax considerations applicable to any such discounted Debt Securities or to certain Debt Securities issued at par that are treated as having been issued at a discount for United States federal income tax purposes are described in the relevant Prospectus Supplement.

      Debt Securities may be issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such Debt Securities may receive a principal amount on any principal payment date, or a payment of interest on any interest payment date, that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value on such dates of the applicable currency, commodity, equity index or other factors. Information as to the methods for determining the amount of principal or interest payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional tax considerations will be set forth in the applicable Prospectus Supplement.

Global Securities

      Registered Global Security. The registered Debt Securities of a series may be issued in the form of one or more fully registered global securities (each, a "Registered Global Security") that will be deposited with a depositary (a "Depositary"), or with a nominee for a Depositary, identified in the Prospectus Supplement relating to such series and registered in the name of the Depositary or a nominee thereof. In such case, one or more Registered Global Securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal amount of outstanding registered Debt Securities of the series to be represented by such Registered Global Security or Securities. Unless and until it is exchanged in whole for Debt Securities in definitive registered form, a Registered Global Security may not be transferred except as a whole by the Depositary for such Registered Global Security to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

      The specific terms of the depositary arrangement with respect to any portion of a series of Debt Securities to be represented by a Registered Global Security will be described in the Prospectus Supplement relating to such series. The Company anticipates that the following provisions will apply to all arrangements with a Depositary for the Registered Global Securities. The information concerning such depositary arrangements has been obtained from sources the Company believes to be reliable, but the Company takes no responsibility for the accuracy thereof.

      Beneficial ownership of interests in a Registered Global Security will be limited to persons that have accounts with the Depositary for such Registered Global Security ("participants") or persons that may hold interests through participants. Upon the issuance of a Registered Global Security, the Depositary for such Registered Global Security will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal amounts of the Debt Securities represented by such Registered Global Security beneficially owned by such participants. The participants' accounts to be credited shall be designated by any dealers, underwriters or agents participating in the distribution of such Debt Securities. Ownership of beneficial interests in such Registered Global Security will be shown on, and the transfer of such ownership interests will be effected only through, records maintained by the Depositary for such Registered Global Security (with respect to interests of participants) and on the records of participants (with respect to interests of persons holding through participants). The laws of some states may require that certain purchasers of securities take physical delivery of such securities in definitive form. These laws may impair the ability to own, transfer or pledge beneficial interests in Registered Global Securities.

      So long as the Depositary for a Registered Global Security, or its nominee, is the registered owner of such Registered Global Security, such Depositary or nominee, as the case may be, will be considered the sole owner or holder of the Debt Securities represented by such Registered Global Security for all purposes under the applicable Indenture. Except as set forth below, owners of beneficial interests in a Registered Global Security will not be entitled to have the Debt Securities represented by such Registered Global Security registered in their names, will not receive or be entitled to receive physical delivery of such Debt Securities in definitive form and will not be considered the owners or holders thereof under the applicable Indenture. Accordingly, each person owning a beneficial interest in a Registered Global Security must rely on the procedures of the Depositary for such Registered Global Security and, if such person is not a participant, on the procedures of the participant through which such person owns its interest, to exercise any rights of a holder under the applicable Indenture. Under existing industry practices, if the Company requests any action of beneficial owners or if an owner of a beneficial interest in a Registered Global Security desires to give or take any action that a holder is entitled to give or take under the applicable Indenture, the Depositary for such Registered Global Security would authorize the participants holding the relevant beneficial interests to give or take such action, and such participants would authorize beneficial owners owning through such participants to give or take such action or would otherwise act upon the instructions of beneficial owners holding through them.

      Principal, premium, if any, and interest payments on Debt Securities represented by a Registered Global Security registered in the name of a Depositary or its nominee will be made to such Depositary or its nominee, as the case may be, as the registered owner of such Registered Global Security. None of the Company, the Trustee or any other agent of the Company or agent of the Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial owners of interests in such Registered Global Security or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

      The Company expects that the Depositary for any Debt Securities represented by a Registered Global Security, upon receipt of any payment of principal premium or interest in respect of such Registered Global Security, will immediately credit participants' accounts with payments in amounts proportionate to their respective beneficial interests in such Registered Global Security as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interest in such Registered Global Security held through such participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such participants.

      If the Depositary for any Debt Securities represented by a Registered Global Security is at any time unwilling or unable to continue as Depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor Depositary registered as a clearing agency under the Exchange Act is not appointed by the Company within 90 days, the Company will issue such Debt Securities in definitive form in exchange for such Registered Global Security. In addition, the Company may at any time and in its sole discretion determine not to have any of the Debt Securities of a series represented by one or more Registered Global Securities and, in such event, will issue Debt Securities of such series in definitive form in exchange for all of the Registered Global Security or Securities representing such Debt Securities. Any Debt Securities issued in definitive form in exchange for a Registered Global Security will be registered in such name or names as the Depositary shall instruct the relevant Trustee. It is expected that such instructions will be based upon directions received by the Depositary from participants with respect to ownership of beneficial interests in such Registered Global Security.

      Bearer Global Security. The Debt Securities of a series may also be issued in the form of one or more bearer global Securities (a "Bearer Global Security") that will be deposited with a common depositary for Morgan Guaranty Trust Company of New York, as operator of the Euroclear system, and Cedel Bank, societe anonyme, or with a nominee for such depositary identified in the Prospectus Supplement relating to such series. The specific terms and procedures, including the specific terms of the depositary arrangement, with respect to any portion of a series of Debt Securities to be represented by a Bearer Global Security will be described in the Prospectus Supplement relating to such series.

Senior Debt

      The Debt Securities and, in the case of Bearer Securities, any coupons appertaining thereto (the "Coupons") that will constitute part of the senior debt of the Company will be issued under the Senior Debt Indenture and will rank pari passu with all other unsecured and unsubordinated debt of the Company.

Senior Subordinated Debt

      The Debt Securities and Coupons that will constitute part of the senior subordinated debt of the Company, if issued, will be issued under the Senior Subordinated Debt Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Senior Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Senior Subordinated Debt Indenture defines "Senior Indebtedness" as the principal of (and, premium, if any) and unpaid interest (including post-petition interest) or accrued original issue discount on and other amounts due on or in connection with any Debt (as defined below) incurred, assumed or guaranteed by the Company, whether outstanding on the date of the Indenture or thereafter incurred, assumed or guaranteed, and all renewals, extensions and refundings of any such Debt; provided, however, that the following will not constitute Senior Indebtedness: (i) any Debt of the Company as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt is subordinate in right of payment to all other Debt of the Company not expressly subordinated to such Debt; (ii) any Debt of the Company which by its terms refers explicitly to the senior subordinated Debt Securities and states that such Debt shall not be senior in right of payment thereto; (iii) any Debt of the Company in respect of the senior subordinated Debt Securities; (iv) any Debt of the Company to any subsidiary of the Company; (v) any Debt of the Company to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated in the Company's consolidated financial statements; and (vi) the subordinated Debt Securities and any other Debt of the Company which by its terms ranks pari passu with or subordinate to the subordinated Debt Securities. (Senior Subordinated Debt Indenture; Section 13.1) The Company will not issue any Debt which is subordinated in right of payment to any other Debt of the Company and which is not expressly made pari passu with, or subordinate and junior in right of payment to, the senior subordinated Debt Securities. (Senior Subordinated Debt Indenture Section; 3.7) Debt is defined in the Senior Subordinated Debt Indenture to mean, with respect to any person at any date, without duplication, (A) all obligations of such person for borrowed money, (B) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, (C) all Debt of others secured by a lien on any asset of such person, whether or not such Debt is assumed by such person, (D) all Debt of others for the payment of which such person is responsible or liable as obligor or guarantor, (E) all obligations of such person in respect of letters of credit or other similar instruments (or reimbursement obligations with respect thereto), (F) all obligations of such person to pay the deferred purchase price of property or services, except Trade Payables, and (G) all obligations of such person as lessee under Capital Leases. (Senior Subordinated Debt Indenture; Section 1.1)

      By reason of such subordination, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, upon any distribution of assets, (i) holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the senior subordinated Debt Securities and the holders of senior subordinated Debt Securities will be required to pay over their share of such distribution to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full and (ii) creditors of the Company who are neither holders of senior subordinated Debt Securities nor holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the senior subordinated Debt Securities. (Senior Subordinated Debt Indenture; Section 13.2)

      In the event the senior subordinated Debt Securities are declared or become due and payable prior to their maturity by reason of the occurrence of an Event of Default, then the Company is obligated to promptly notify holders of Senior Indebtedness of such acceleration. The Company may not pay the senior subordinated Debt Securities until 135 days have passed after such acceleration occurs and may thereafter pay the senior subordinated Debt Securities only if the terms of the Indenture otherwise permit payment at that time. (Senior Subordinated Debt Indenture; Section 13.3)

      No payment of principal, interest, or any other amount owing with respect to any of the senior subordinated Debt Securities may be made, nor may the Company acquire any senior subordinated Debt Securities except as set forth in the Indenture, if any default with respect to Senior Indebtedness occurs and is continuing that permits the acceleration of the maturity thereof and, unless such default relates to a failure by the Company to make any payment in respect of such Senior Indebtedness when due or within any applicable grace period (a "Payment Default"), such default is either the subject of judicial proceedings or the Company receives notice of the default. Notwithstanding the foregoing, the Company may resume payments in respect of the senior subordinated Debt Securities and may acquire senior subordinated
Debt Securities if:   (i)(a) 135 days pass after, in the case of such a
Payment Default, the later of the date such payment was due and the expiration of any applicable grace period for such payment or, in the case of any other such default, the date that the related judicial proceedings commence or that notice of the default is given to the Company, as the case may be, and (b) the Senior Indebtedness in respect of which such default exists has not been declared due and payable in its entirety within such 135 day period or, if declared due and payable, such declaration has been rescinded, waived or annulled; or (ii) the default with respect to the Senior Indebtedness is cured or waived and, in each case described in the foregoing clauses (i) and (ii), the terms of the Indenture otherwise permit the payment or acquisition of the senior subordinated Debt Securities at that time. (Senior Subordinated Debt Indenture; Section 13.4) If this Prospectus is being delivered in connection with a series of senior subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

Subordinated Debt

      The Debt Securities and Coupons that will constitute part of the subordinated debt of the Company will be issued under the Subordinated Debt Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of the Company. The Subordinated Debt Indenture defines "Senior Indebtedness" as the principal of (and premium, if any) and unpaid interest (including post-petition interest) or accrued original issue discount on and other amounts due on or in connection with any Debt (as defined below) incurred, assumed or guaranteed by the Company, whether outstanding on the date of the Indenture or thereafter incurred, assumed or guaranteed, and all renewals, extensions and refundings of any such Debt; provided, however, that the following will not constitute Senior Indebtedness: (i) any Debt of the Company as to which, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is expressly provided that such Debt is subordinate in right of payment to all other Debt not expressly subordinated to such Debt; (ii) any Debt of the Company which by its terms refers explicitly to the subordinated Debt Securities and states that such Debt shall not be senior in right of payment thereto; (iii) any Debt in respect of the subordinated Debt Securities; (iv) any Debt of the Company to any Subsidiary of the Company; and (v) any Debt to any joint venture or partnership, which joint venture or partnership is required, under generally accepted accounting principles, to be consolidated in the Company's consolidated financial statements. (Subordinated Debt Indenture; Section; 13.1) The definition of Debt in the Subordinated Debt Indenture is the same as in the Senior Subordinated Debt Indenture and is described above under "Senior Subordinated Debt." (Subordinated Debt Indenture; Section 1.1) There is no provision in the Subordinated Debt Indenture preventing the Company from issuing any Debt which is subordinated in right of payment to any other debt of the Company and which is not expressly made pari passu with, or subordinate and junior in right of payment to, the subordinated debt securities.

      By reason of such subordination, upon any distribution of assets, in the event of dissolution, insolvency, bankruptcy or other similar proceedings, (i) holders of Senior Indebtedness will be entitled to be paid in full before payments may be made on the subordinated Debt Securities and the holders of subordinated Debt Securities will be required to pay over their share of such distribution to the holders of Senior Indebtedness until such Senior Indebtedness is paid in full and (ii) creditors of the Company who are neither holders of subordinated Debt Securities nor holders of Senior Indebtedness may recover less, ratably, than holders of Senior Indebtedness and may recover more, ratably, than the holders of the subordinated Debt Securities. (Subordinated Debt Indenture; Section 13.2)

      In the event the subordinated Debt Securities are declared or become due and payable prior to their maturity by reason of the occurrence of an Event of Default, then the Company is obligated to promptly notify holders of Senior Indebtedness of such acceleration. The Company may not pay the subordinated Debt Securities until 135 days have passed after such acceleration occurs and may thereafter pay the subordinated Debt Securities only if the terms of the Indenture otherwise permit payment at that time. (Subordinated Debt Indenture; Section 13.3)

      The conditions and limitations on payments by the Company with respect to any of the subordinated Debt Securities in the event of any default with respect to any Senior Indebtedness are the same as are provided for under the Senior Subordinated Debt Indenture and are described above under "Senior Subordinated Debt." (Subordinated Debt Indenture; Section 13.4) If this Prospectus is being delivered in connection with a series of subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

Certain Covenants of the Company

      Merger, Consolidation, Sale, Lease or Conveyance. Each Indenture provides that the Company will not merge or consolidate with or into any other person and will not sell, lease or convey all or substantially all its assets to any person, unless the Company shall be the continuing corporation, or the successor corporation or person that acquires all or substantially all the assets of the Company shall be a corporation organized and existing under the laws of the United States or a State thereof or the District of Columbia and shall expressly assume all obligations of the Company under such Indenture and the Debt Securities issued thereunder, and immediately after such merger, consolidation, sale, lease or conveyance, the Company, such person or such successor corporation shall not be in default in the performance of the covenants and conditions of such Indenture to be performed or observed by the Company. (Indentures; Section 9.1)

Events of Default

      An Event of Default is defined under each Indenture with respect to Debt Securities of any series issued under such Indenture as being: (i) default for 30 days in payment of any interest on any Debt Securities of such series;
(ii) default in payment of any principal of the Debt Securities of such series, either at maturity (or upon any redemption), by declaration of acceleration or otherwise; (iii) default in payment of any sinking fund installment due under the terms of the Debt Securities of such series; (iv) default in the performance, or breach, of any other covenant or warranty of the Company in respect of the Debt Securities of such series for 60 days after written notice to the Company by the Trustee or to the Company and the Trustee by the holders of at least 25% in aggregate principal amount of the outstanding Securities of all series affected thereby; (v) certain events of bankruptcy, insolvency or reorganization; or (vi) any other Event of Default provided in any relevant Supplemental Indenture or resolution of the Board of Directors under which such series of Debt Securities is issued or in the form of Debt Security for such series. (Indentures; Section 5.1)

      Each Indenture provides that (i) if an Event of Default due to the default in payment of principal of, premium, if any, or interest on, or sinking fund installment in respect of any series of Debt Securities issued under such Indenture or due to the default in the performance or breach of any other covenant or warranty of the Company applicable to the Debt Securities of such series but not applicable to all outstanding Debt Securities issued under such Indenture shall have occurred and be continuing, either the Trustee, or the holders of not less than 25% in principal amount of the Debt Securities of such series (voting as a separate class) issued under such Indenture and then outstanding may then declare the principal of all Debt Securities of such series and interest accrued thereon to be due and payable immediately; and
(ii) if an Event of Default due to a cross-default or cross-acceleration or a default in the performance or breach of any other of the covenants or agreements in such Indenture applicable to all outstanding Debt Securities issued thereunder and then outstanding or due to certain events of bankruptcy, insolvency and reorganization of the Company shall have occurred and be continuing, either the Trustee or the holders of not less than 25% in principal amount of all Debt Securities issued under such Indenture and then outstanding (treated as one class) may declare the principal of all such Debt Securities and interest accrued thereon to be due and payable immediately. Upon certain conditions such declarations may be annulled and past defaults may be waived (except a continuing default in payment of principal of (or premium, if any) or interest on such Debt Securities) by the holders of a majority in principal amount of the Debt Securities of all such affected series then outstanding, voting as a separate class or as a single class, as applicable. (Indentures; Sections 5.1 and 5.10)

      Each Indenture contains a provision entitling the Trustee, subject to the duty of the Trustee during a default to act with the required standard of care, to be indemnified by the holders of Debt Securities issued under such Indenture before proceeding to exercise any right or power under such Indenture at the request of such holders. (Indentures; Section 6.2) Subject to such provisions in each Indenture for the indemnification of the Trustee and certain other limitations, the holders of a majority in principal amount of the Debt Securities of each series affected (with each series voting as a separate class) issued under such Indenture and then outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee. (Indentures; Section 5.9)

      Each Indenture provides that no holder of Debt Securities of any series issued under such Indenture may institute any action against the Company under such Indenture (except actions for payment of overdue principal or interest) unless such holder previously shall have given to the Trustee written notice of default and continuance thereof and unless the holders of not less than 25% in principal amount of the Debt Securities of such series issued under such Indenture and then outstanding shall have requested the Trustee to institute such action and shall have offered the Trustee reasonable indemnity, the Trustee shall not have instituted such action within 60 days of such request and the Trustee shall not have received direction inconsistent with such written request by the holders of a majority in principal amount of the Debt Securities of each affected series (with each series voting as a separate class) issued under such Indenture and then outstanding. (Indentures; Sections 5.6 and 5.9)

      Each Indenture contains a covenant that the Company will file annually with the Trustee a certificate as to the Company's compliance with the covenants and conditions under such Indenture. (Indentures; Section 3.5)

Defeasance and Discharge

      The Company can discharge or defease its obligations under each Indenture as set forth below. (Indentures; Section 10)

      The Company may discharge certain obligations to holders of any series of Debt Securities issued under an Indenture that have not already been delivered to the Trustee for cancellation and that have either become due and payable or are by their terms due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations (as defined in such Indenture), or a combination thereof, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption) the principal of and interest of such Debt Securities.

      The Company may also discharge any and all of its obligations to holders of any series of Debt Securities issued under an Indenture at any time ("defeasance"), but may not thereby avoid its duty to register the transfer or exchange of such series of Debt Securities, to replace any temporary, mutilated, destroyed, lost or stolen series of Debt Securities or to maintain an office or agency in respect of such series of Debt Securities and certain other obligations. The Company may instead be released with respect to any outstanding series of Debt Securities issued under the relevant Indenture from the obligations imposed by Section 9.1 of the applicable Indenture (which contains the covenant described above limiting consolidations, mergers, asset sales and leases), and omit to comply with such Section without creating an Event of Default ("covenant defeasance"). Defeasance or covenant defeasance may be effected only if, among other things: (i) the Company irrevocably deposits with the Trustee cash or, in the case of Debt Securities payable only in U.S. dollars, U.S. Government Obligations, or a combination thereof, as trust funds in an amount certified to be sufficient to pay at maturity (or upon redemption or repayment at the option of the holders) the principal of and interest on all outstanding Debt Securities of such series issued under such Indenture; (ii) the Company delivers to the Trustee an opinion of counsel to the effect that the holders of such series of Debt Securities will not recognize income, gain or loss for United States federal income tax purposes as a result of such defeasance or covenant defeasance and that defeasance or covenant defeasance will not otherwise alter such holders' United States federal income tax treatment of principal and interest payments on such series of Debt Securities; and (iii) (a) in the case of the Senior Subordinated and Subordinated Debt Indentures, no event or condition shall exist that, pursuant to certain provisions described under "Senior Subordinated Debt" and "Subordinated Debt" above, would prevent the Company from making payments of principal of (and premium, if any) and interest on the relevant Debt
Securities at the date of the irrevocable deposit referred to above or at any time during the period ending on the 91st day after such deposit date and (b) the Company delivers to the Trustee an opinion of counsel to the effect that
(1) in the case of the Senior Subordinated and Subordinated Debt Indentures, the trust funds will not be subject to any rights of holders of Senior Indebtedness (as defined in the applicable Indenture) and (2) in the case of all Debt Securities, after the 91st day following the deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally, except that if a court were to rule under any such law in any case or proceeding that the trust funds remained property of the Company, then the Trustee and the holders of the relevant Debt Securities would be entitled to certain rights as secured creditors in such trust funds.

Modification of the Indentures

      Each Indenture provides that the Company and the Trustee may enter into supplemental indentures without the consent of the holders of Debt Securities to: (i) secure any Debt Securities; (ii) evidence the assumption by a successor corporation of the obligations of the Company; (iii) add covenants for the protection of the holders of Debt Securities; (iv) cure any ambiguity or correct any inconsistency in such Indenture; (v) establish the forms or terms of Debt Securities of any series; (vi) evidence the acceptance of appointment by a successor trustee; or (vii) add to, change or eliminate any provisions of the relevant Indenture, provided that any such addition, change or elimination shall not apply to any Debt Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision or modify the rights of the holder of any such Debt Security with respect to such provision. (Indentures; Section 8.1)

      Each Indenture also contains provisions permitting the Company and the Trustee, with the consent of the holders of not less than a majority in principal amount of Debt Securities of all series issued under such Indenture then outstanding and affected (voting as one class), to add any provisions to, or change in any manner or eliminate any of the provisions of, such Indenture or modify in any manner the rights of the holders of the Debt Securities of each series so affected; provided that the Company and the Trustee may not, without the consent of the holder of each outstanding Debt Security affected thereby, (i) extend the stated maturity of the principal of any Debt Security, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or reduce any amount payable on redemption or repayments thereof or make the principal thereof (including any amount in respect of original issue discount), or interest thereon payable in any coin or currency other than that provided in the Debt Securities or reduce the amount of any original issue discount security payable upon acceleration or provable in bankruptcy or modify the percentage of holders required to waive any default or rescind and annul any declaration of acceleration or impair the right to institute suit for the enforcement of any payment on any Debt Security when due or if the Debt Securities provide therefor, any right of repayment of the holder thereof, or (ii) reduce the aforesaid percentage of Debt Securities of any series issued under such Indenture, the consent of the holders of which is required for any such modification. (Indentures; Section 8.2)

      The Senior Subordinated and Subordinated Debt Indentures may not be amended to alter the subordination of any outstanding Debt Securities issued under such Indenture without the consent of each holder of Senior Indebtedness (as defined therein) then outstanding that would be adversely affected thereby. (Indentures; Section 8.6)

Applicable Law

      The Indentures will provide that the Debt Securities and the Indentures will be governed by and construed in accordance with the laws of the State of New York. (Indentures; Section 11.8)


               LIMITATIONS ON ISSUANCE OF BEARER DEBT SECURITIES

      Except as may otherwise be provided in the Prospectus Supplement applicable thereto, in compliance with United States federal income tax laws and regulations, Bearer Securities (including Bearer Securities in global form) will not be offered, sold, resold or delivered, directly or indirectly, in the United States or its possessions or to United States persons (as defined below), except as otherwise permitted by the United States Treasury Regulations Section 1.163-5(c)(2)(i)(D). Any underwriters, agents and dealers participating in the offerings of Bearer Securities, directly or indirectly, must agree that they will not, in connection with the original issuance of any Bearer Securities or during the restricted period (as defined in United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)) (the "restricted period"), offer sell, resell or deliver, directly or indirectly, any Bearer Securities in the United States or its possessions or to United States persons (other than as permitted by the applicable Treasury Regulations described above). In addition, any such underwriters, agents and dealers must have procedures reasonably designed to ensure that its employees or agents that are directly engaged in selling Bearer Securities are aware of the above restrictions to the offering, sale, resale or delivery of Bearer Securities. Moreover, Bearer Securities (other than temporary global Debt Securities and Bearer Securities that satisfy the requirements of United States Treasury Regulations Section 1.163-5(c)(2)(i)(D)(3)(iii)) and any Coupons appertaining thereto will not be delivered in definitive form unless the Company has received a signed certificate in writing (or an electronic certificate described in United
States Treasury Regulations Section 1.163-5(2)(i)(D)(3)(ii)) stating that on such date such Bearer Security (i) is owned by a person that is not a United States person, (ii) is owned by a United States person that (a) is a foreign branch of a United States financial institution (as defined in the United States Treasury Regulations Section 1.165-12(c)(1)(v)) (a "financial institution") purchasing for its own account or for resale, or (b) is acquiring such Bearer Security through a foreign branch of a United States financial institution and that holds the bearer Security through such financial institution through such date (and in either case (a) or (b), each such United States financial institution agrees, on its own behalf or through its agent, that the Company may be advised that it will comply with the requirements of Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder) or (iii) is owned by a United States or foreign financial institution for the purposes of resale during the restricted period and, in addition, if the owner of such Bearer Security is a United States or foreign financial institution described in clause (iii) above (whether or not also described in clause (i) or (ii)), such financial institution certifies that it has not acquired the Bearer Security for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

      Bearer Securities (other than temporary global Debt Securities) and any Coupons appertaining thereto will bear a legend substantially to the following effect: "Any United States person who holds this obligation will be subject to limitations under the United States federal income tax laws, including the limitations provided in Sections 165(j) and 1287(a) of the United States Internal Revenue Code." The sections referred to in such legend provide that, with certain exceptions, a United States person will not be permitted to deduct any loss, and will not be eligible for capital gain treatment with respect to any gain, realized on the sale, exchange or redemption of such Bearer Security or Coupon.

      As used herein "United States person" means a citizen, national or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, or an estate or trust the income of which is subject to United States federal income taxation regardless of its source.


                         DESCRIPTION OF CAPITAL STOCK


      The Company is authorized to issue (i) 100,000,000 shares of Common Stock, of which 38,827,586 shares were outstanding as of November 8, 1996,
(ii) 25,000,000 shares of Special Common Stock, none of which is outstanding and (iii) 10,000,000 shares of preferred stock, par value $1.00 per share ("Preferred Stock"), none of which is outstanding. At November 8, 1996, there were 2,182 holders of record of the Common Stock. The following summaries of certain provisions of the Company's Certificate of Incorporation and Shareholder Rights Plan do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the Company's Certificate of Incorporation and Shareholder Rights Plan, copies of which have been incorporated by reference as exhibits to the Registration Statement of which this Prospectus is a part.


Common Stock and Special Common Stock

      The holders of Common Stock and Special Common Stock generally have identical rights except that holders of Common Stock are entitled to one vote per share while holders of Special Common Stock are entitled to one-tenth of a vote per share on all matters to be voted on by stockholders. Holders of shares of Common Stock and Special Common Stock are not entitled to cumulate their votes in the election of directors. Generally all matters to be voted on by stockholders must be approved by a majority of the combined voting power of the outstanding shares of Common Stock and Special Common Stock, voting together as a single class, subject to any voting rights of holders of outstanding Preferred Stock, if any, amendments to the Company's Certificate of Incorporation must be approved by a majority of the combined voting power of all shares of Common Stock and Special Common Stock, voting together as a single class. However, amendments to the Company's Certificate of Incorporation (i) that adversely affect the rights of the Common Stock or Special Common Stock also must be approved by a majority of the shares of such class voting as a separate class, (ii) that modify the classified board provisions contained in the Certificate of Incorporation must be approved by an 80% supermajority of the combined voting power of all shares of outstanding capital stock (including Common Stock and any outstanding Special Common Stock and voting Preferred Stock) and (iii) that modify the "fair price" provisions contained in the Company's Certificate of Incorporation must likewise be approved by an 80% supermajority of the combined voting power of all shares of outstanding voting stock excluding voting stock held by a Related Person (see "Additional Provisions of the Company's Certificate of Incorporation") and its Affiliates and Associates (as defined in the Certificate of Incorporation).

      Preemptive Rights; Redemption; Nonassessable. The holders of Common Stock and Special Common Stock have no preemptive or other subscription or conversion rights and there are no redemption provisions with respect to such shares. All the outstanding shares of Common Stock are fully paid and nonassessable and the shares of Special Common Stock if issued will be fully paid and nonassessable.

      Dividends. Subject to the prior dividend rights of holders of outstanding Preferred Stock, if any, the holders of Common Stock and Special Common Stock are entitled to receive such dividends and distributions, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor, and shall share equally in all such dividends and distributions on a per share basis. In the case of dividends or other distributions payable in capital stock other than Preferred Stock (including stock splits) only shares of Common Stock shall be distributed with respect to Common Stock and only shares of Special Common Stock shall be paid or distributed with respect to Special Common Stock, in each case in an amount per share equal to the amount per share distributed with respect to the Common Stock or the Special Common Stock, as the case may be. In the case of any combination or reclassification of Common Stock or special Common Stock, the shares of each such class shall be combined or reclassified in such manner so as to retain the proportionate interest of each such class after giving effect to such combination or reclassification.

      Distributions on Liquidation. The holders of Common Stock and Special Common Stock are entitled to share pro rate in any distribution upon the liquidation, dissolution or winding up of the Company, after giving effect to any liquidation preference of any Preferred Stock.

      Reorganization, Consolidation or Merger. In the event of a reorganization, consolidation or merger of the Company, each holder of a share of Common Stock shall be entitled to receive the same kind and amount of property receivable by a holder of a share of Special Common Stock and each holder of a share of Special Common Stock shall be entitled to receive the same kind and amount of property receivable by a holder of Common Stock.

Preferred Stock

      The Company is authorized to issue Preferred Stock in one or more series with such designations, rights, preferences and limitations as the Board of Directors may determine, including the consideration to be received therefor, the number of shares comprising each series, dividend rates, redemption provisions, liquidation preferences, mandatory retirement provisions, conversion rights and voting rights, all without any stockholder approval.
The future issuance of Preferred Stock with voting rights could make an acquisition of control of the Company more difficult and could adversely affect the rights of holders of Common Stock. Preferred stockholders typically would be entitled to satisfaction in full of specified dividend and liquidation rights before any payment of dividends or distribution of assets on liquidation is made to holders of the Common Stock. If voting rights are granted to the holders of Preferred Stock, the voting power of the Common Stock will be diluted and under some circumstances control of the Company would shift from the holders of the Common Stock to the holders of Preferred Stock. Certain fundamental matters requiring stockholder approval (such as mergers, sale of assets, and certain amendments to the Certificate of Incorporation) may require approval by the separate vote of the holders of the Common Stock and the Preferred Stock.

Shareholder Rights Plan

      On January 11, 1989, the Board of Directors declared a dividend of one Preferred Stock share purchase right (a "Right") for each share of Common Stock outstanding on March 7, 1989. Each Right entitles the registered holder, subject to the occurrence of certain events, to purchase from the Company one one-hundredth of a share (a "Unit") of Series A Participating Cumulative Preferred Stock of the Company (the "Rights Preferred Stock"), at a purchase price of $30.00 per Unit subject to adjustment. The terms of the Rights are set forth in a rights agreement (the "Shareholder Rights Plan") between the Company and the Bank of America National Trust and Savings Association, successor-by-merger to Security Pacific National Bank, as Rights Agent.

      Until the Rights Distribution Date (as defined below) or the earlier redemption, expiration or termination of the Rights, (i) the Rights are evidenced by the Common Stock certificates and are transferred with, and only with such certificates which contain a notation incorporating the Shareholder Rights Plan by reference and (ii) the surrender for transfer of any certificates for Common Stock constitutes a transfer of the Rights associated with the Common Stock represented by such certificate. The Rights will separate from the Common Stock and will be distributed on the date (the "Rights Distribution Date") which occurs upon the earlier of (a) ten days following the date (the "Stock Acquisition Date") of a public announcement that a person has become an Acquiring Person (as defined below) or (b) ten business days following the commencement of a tender offer or exchange offer that would result in a person becoming an Acquiring Person. Under the Shareholder Rights Plan, an "Acquiring Person" means any person who or which, together with all Affiliates and Associates (as defined in the Shareholder Rights Plan) of such person, beneficially owns 20% or more of the aggregate voting power of the outstanding Common Stock, but does not include (x) the Company or any of its subsidiaries or any of their respective employee benefit plans or (y) a specifically designated individual formerly affiliated with the Company or certain of his Affiliates or Associates.

      The Rights are not exercisable until the Rights Distribution Date and will expire at the close of business on March 7, 1999, unless earlier redeemed by the Company as described below.

      As soon as practicable after the Rights Distribution Date, Rights Certificate will be mailed to holders of Record of the Common Stock as of the close of business on the Rights Distribution Date and, thereafter, the separate Rights Certificates alone will represent the Rights. Except (i) in connection with the exercise of employee stock options or under any employee benefit plan or arrangement, (ii) in connection with the exercise, conversion or exchange of securities issued by the Company after the date of the Shareholder Rights Plan and (iii) as otherwise determined by the Board of Directors, only Common Stock issued prior to the Rights Distribution Date will be issued with Rights. Notwithstanding the foregoing, no such Rights shall be issued (i) if, and to the extent that, the Company shall be advised by counsel that such issuance would create a significant risk of material adverse tax consequences to the Company or the person to whom such Rights would be issued,
(ii) if, and to the extent that, appropriate adjustment shall otherwise have been made in lieu of the issuance thereof and (iii) after the earlier of the redemption and expiration of the Rights.

      If at any time following the Stock Acquisition Date, (i) the Company is acquired in a merger or other business combination transaction or (ii) 50% or more of the Company's assets or earning power is sold, each holder of a Right shall thereafter have the right to receive, upon exercise, common stock of the acquiring company having a value equal to two times the current purchase price of the Right.

      If (i) any person becomes an Acquiring Person or (ii) the Company is the surviving corporation in a merger with an Acquiring Person and the Common Stock is not changed or exchanged, proper provision will be made so that each holder of a Right originally issued to a holder of Common Stock, other than Rights that are, or (under certain circumstances specified in the Shareholder Rights Plan) were, beneficially owned by an Acquiring Person (which will thereafter be void), will thereafter have the right to receive upon exercise that number of shares of Common Stock (the "Exercise Number") having a market value equal to two times the exercise price of the Right. The events described in this and the immediately preceding paragraph are referred to as the "Triggering Events."

      The purchase price payable for a Unit and the number of Units issuable upon exercise of the Rights is subject to adjustment from time to time in certain cases. In addition, the number of Rights associated with each share of Common Stock is subject to adjustment from time to time in the event of a stock dividend on, or a subdivision or combination of, Common Stock.

      With certain exceptions, no adjustment in the purchase price will be required until cumulative adjustments amount to at least one percent of the purchase price. No fractional shares of Common Stock will be issued and in lieu thereof, an adjustment in cash will be made based on the market price of the Common Stock on the last trading date prior to the date on which such fractional shares would have been otherwise issuable.

      The Board of Directors may redeem the Rights in whole, but not in part, at the redemption price of $.01 per Right at any time prior to the expiration of a ten day period following the Stock Acquisition Date. The foregoing redemption period can be extended by a majority of Continuing Directors (as defined in the Shareholder Rights Plan) at any time prior to the date on which the Rights would otherwise become nonredeemable. Immediately upon the action of the Board of Directors ordering redemption of the Rights, the Rights will terminate, no further Rights will be issued and the only right of the holders of Rights will be to receive the redemption price.

      Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends.

      Prior to the Rights Distribution Date, the Company may, subject to certain exceptions, amend any provision of the Shareholder Rights Plan without the approval of any holders of Common Stock.

Additional Provisions of the Company's Certificate of Incorporation

      The Company's Certificate of Incorporation contains "fair price" provisions which are intended to protect the Company's stockholders from certain possible pricing abuses in connection with, among other things, unsolicited attempts to gain control of the Company. These provisions require the affirmative vote of the holders of 80% of the outstanding shares of voting stock of the Company held by persons other than a Related Person in order to permit certain mergers and other major corporate transactions involving the Company and a Related Person, unless the merger or other transaction is approved by at least two-thirds of the Continuing Directors (as defined in the Certificate of Incorporation) or certain "fair price" criteria are met. A "Related Person" is defined as any individual, corporation, partnership or entity that, together with its Affiliates and Associates (as defined in the Certificate of Incorporation), beneficially owns in the aggregate 20% or more of the Company's outstanding voting stock, except for (i) any person or entity whose acquisition of such voting stock was approved in advance by at least two-thirds of the Continuing Directors, (ii) any fiduciary in respect of any employee benefit plan of the Company or its subsidiaries or (iii) a specifically designated corporation formerly affiliated with the Company or any of its Affiliates or Associates. The "fair price" provisions are deemed to have been satisfied if, in general, the cash or other consideration received per share by holders of each class or series of the Company's outstanding voting stock in the merger or other transaction is not less than the highest price paid at any time by the Related Person in acquiring stock of such class or series, as determined by two-thirds of the Continuing Directors. The term "Continuing Director" means a director of the Company who was a member of the Board of Directors prior to the time that a Related Person involved in a merger or other major corporate transaction became a Related Person.

      The Company has also adopted certain defensive measures that include classifying the Board of Directors into three classes of directors, requiring a supermajority vote of the Company's stockholders to effect certain amendments to its Certificate of Incorporation and bylaws, restricting stockholders' ability to call special meetings of stockholders, implementing the Shareholder Rights Plan and amending the Certificate of Incorporation to provide that Section 203 of the Delaware General Corporation Law shall apply to the Company. In addition, the Certificate of Incorporation prohibits stockholder action by written consent.

      The foregoing defensive measures, together with the provisions of the Shareholder Rights Plan and the Certificate of Incorporation, in certain circumstances could require a potential acquiror of the Company and to pay a higher price than might otherwise be the case or to obtain the approval of a larger percentage of the stockholders than might otherwise be the case, any may have the effect of discouraging a proxy contest or making more difficult a merger involving the Company, or a tender offer, open-market purchase program or other purchase of the Company's shares, in circumstances that would give stockholders the opportunity to realize a premium over the then-prevailing market prices for their shares.

Section 203 of the Delaware General Corporation Law

      As a Delaware corporation, the Company is subject to the provisions of
Section 203 of the General Corporation Law of the State of Delaware. Section 203 generally provides that if a person or group acquires 15% or more of a corporation's voting stock (thereby becoming an "interested stockholder") without prior board approval, such interested stockholder may not, for a period of three years, engage in a wide range of business combination transactions with the corporation. However, this restriction does not apply to a person who becomes an interested stockholder in a transaction resulting in the interested stockholder owning at least 85% of the corporation's voting stock (excluding from the outstanding shares, shares held by officer-directors or pursuant to employee stock plans without confidential tender offer decisions), or to a business combination approved by the board of directors and authorized by the affirmative vote of a least 66 2/3% of the outstanding voting stock not owned by the interested stockholder. In addition, Section
203 does not apply to certain business combinations proposed subsequent to the public announcement of specified business combination transactions which are not opposed by the board of directors.

Transfer Agent

      The transfer agent and registrar for the Company's Common Stock is ChaseMellon Shareholder Services, L.L.C.


                            DESCRIPTION OF WARRANTS

      The Company may issue warrants to purchase Debt Securities (the "Debt Warrants"), Preferred Stock (the "Preferred Stock Warrants") or Common Stock (the "Common Stock Warrants", collectively with the Debt Warrants and the Preferred Stock Warrants, the "Warrants"). Warrants may be issued independently or together with any Securities and may be attached to or separate from such Securities. The Warrants are to be issued under warrant agreements (each a "Warrant Agreement") to be entered into between the Company and a bank or trust company, as warrant agent (the "Warrant Agent"), all as shall be set forth in the Prospectus Supplement relating to the Warrants being offered pursuant thereto.

Debt Warrants

      The applicable Prospectus Supplement will describe the terms of Debt Warrants offered thereby, the Warrant Agreement relating to such Debt Warrants and the debt warrant certificates representing such Debt Warrants, including the following: (i) the title of such Debt Warrants; (ii) the aggregate number of such Debt Warrants; (iii) the price or prices at which such Debt Warrants will be issued; (iv) the designation, aggregate principal amount and terms of the Debt Securities purchasable upon exercise of such Debt Warrants, and the procedures and conditions relating to the exercise of such Debt Warrants; (v) the date, if any, on and after which such Debt Warrants and the related Debt Securities will be separately transferable; (vi) the principal amount of Debt Securities purchasable upon exercise of each Debt Warrant, and the price at which such principal amount of Debt Securities may be purchased upon such exercise; (vii) the date on which the right to exercise such Debt Warrants shall commence, and the date on which such right shall expire; (viii) the maximum or minimum number of such Debt Warrants which may be exercised at any time; (ix) a discussion of material federal income tax considerations, if any; and (x) any other terms of such Debt Warrants and terms, procedures and limitations relating to the exercise of such Debt Warrants.

      Debt Warrant certificates will be exchangeable for new Debt Warrant certificates of different denominations, and Debt Warrants may be exercised at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement. Prior to the exercise of their Debt Warrants, holders of Debt Warrants will not have any of the rights of holders of the securities purchasable upon such exercise and will not be entitled to payments of principal of (or premium, if any) or interest, if any, on the securities purchasable upon such exercise.

Other Warrants

      The applicable Prospectus Supplement will describe the following terms of Preferred Stock Warrants and Common Stock Warrants in respect of which this Prospectus is being delivered: (i) the title of such Warrants; (ii) the Securities for which such Warrants are exercisable; (iii) the price or prices at which such Warrants will be issued; (iv) the number of such Warrants issued with each share of Preferred Stock or Common Stock; (v) any provisions for adjustment of the number or amount of shares of Preferred Stock or Common Stock receivable upon exercise of such Warrants or the exercise price of such Warrants; (vi) if applicable, the date on and after which such Warrants and the related Preferred Stock or Common Stock will be separately transferable;
(vii) if applicable, a discussion of material federal income tax considerations; (viii) any other terms of such Warrants, including terms, procedures and limitations relating to the exchange and exercise of such Warrants; (ix) the date on which the right to exercise such Warrants shall commence, and the date on which such right shall expire; (x) the maximum or minimum number of such Warrants which may be exercised at any time.

Exercise of Warrants

      Each Warrant will entitle the holder of Warrants to purchase for cash such principal amount of Debt Securities or shares of Preferred Stock or Common Stock at such exercise price as shall in each case be set forth in, or be determinable as set forth in, the Prospectus Supplement relating to the Warrants offered thereby. Warrants may be exercised at any time up to the close of business on the expiration date set forth in the Prospectus Supplement relating to the Warrants offered thereby. After the close of business on the expiration date, unexercised Warrants will become void.

      Warrants may be exercised as set forth in the Prospectus Supplement relating to the Warrants offered thereby. Upon receipt of payment and the warrant certificate properly completed and duly executed at the corporate trust office of the Warrant Agent or any other office indicated in the Prospectus Supplement, the Company will, as soon as practicable, forward the Debt Securities or shares of Preferred Stock or Common Stock purchasable upon such exercise. If less than all of the Warrants represented by such warrant certificate are exercised, a new warrant certificate will be issued for the remaining Warrants.


                             PLAN OF DISTRIBUTION

      The Securities may be sold (i) through agents, (ii) through underwriters, (iii) through dealers or (iv) directly to purchasers (through a specific bidding or auction process or otherwise). The distribution of Securities may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices.

      Offers to purchase the Securities may be solicited by agents designated by the Company from time to time. Any such agent involved in the offer or sale of the Securities will be named, and any commissions payable by the Company to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment. Any such agent may be deemed to be an underwriter, as that term is defined in the Securities Act, of the Securities so offered and sold.

      If an underwriter or underwriters are utilized in the sale of Securities, the Company will execute an underwriting agreement with such underwriter or underwriters at the time an agreement for such sale is reached, and the names of the specific managing underwriter or underwriters, as well as any other underwriters, and the terms of the transactions, including compensation of the underwriters and dealers, if any, will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities.

      If a dealer is utilized in the sale of the Securities, the Company will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transactions will be set forth in the Prospectus Supplement relating thereto.

      Offers to purchase the Securities may be solicited directly by the Company and sales thereof may be made by the Company directly to institutional investors or others. The terms of any such sales, including the terms of any bidding or auction process, if utilized, will be described in the Prospectus Supplement relating thereto.

      Agents, underwriters and dealers may be entitled under agreements which may be entered into with the Company to indemnification by the Company against certain liabilities, including liabilities under the Securities Act, and any such agents, underwriters or dealers, or their affiliates may be customers of, engage in transactions with or perform services for the Company in the ordinary course of business.

      If so indicated in the Prospectus Supplement, the Company will authorize agents and underwriters to solicit offers by certain institutions to purchase Debt Securities from the Company at the public offering price set forth in the Prospectus Supplement pursuant to Delayed Delivery Contracts ("Contracts") providing for payment and delivery on the date stated in the Prospectus Supplement. Such Contracts will be subject to only those conditions set forth in the Prospectus Supplement. A commission indicated in the Prospectus Supplement will be paid to underwriters and agents soliciting purchases of Debt Securities pursuant to Contracts accepted by the Company.


                                    EXPERTS

      The consolidated and combined financial statements of the Company included in the Annual Report on Form 10-K of the Company for the year ended November 30, 1995 and in the Current Report on Form 8-K dated March 12, 1996 have been audited by Ernst & Young LLP, independent auditors, as stated in its report dated January 4, 1996, except as to Note 13, as to which the date is January 22, 1996, and are incorporated herein by reference in reliance upon the report of such firm, which report is given upon their authority as experts in accounting and auditing.

      Any financial statements and schedules hereafter incorporated by reference in the registration statement of which this prospectus is a part that have been audited and are the subject of a report by independent auditors will be incorporated herein by reference in reliance upon such reports and upon the authority of such firms as experts in accounting and auditing to the extent covered by consents filed with the Commission.


                                 LEGAL MATTERS

      The validity of the Securities offered hereby will be passed upon for the Company by Davis Polk & Wardwell, New York, New York.




                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14.  Other Expenses of Issuance and Distribution.

Registration fee..............................      $ 60,606.06
Legal fees and expenses.......................        40,000.00
Accounting fees and expenses..................        10,000.00
Blue sky fees and expenses....................        10,000.00

      Total...................................      $120,606.06
                                                  ==============
                                                  ==============

       All amounts estimated except for registration fees.


Item 15.  Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law, as amended, provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys' fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

      Article 6(d) of the Company's Certificate of Incorporation provides that each person who was or is made a party to (or is threatened to be made a party to) or is otherwise involved in any action, suit or proceeding by reason of the fact that such person is or was a director, officer, employee or agent of the Company shall be indemnified and held harmless by the Company to the full extent permitted by the General Corporation Law of Delaware against all expenses, liability and loss (including without limitation attorney's fees, judgments, fines and amounts paid in settlement) reasonably incurred by such person in connection therewith. The rights conferred by Article 6(d) are contractual rights and include the right to be paid by the Company the expenses incurred in defending such action, suit or proceeding in advance of the final disposition thereof.

      Article 6(c) of the Company's Certificate of Incorporation provides that the Company's directors will not be personally liable to the Company or its stockholders for monetary damages resulting from breaches of their fiduciary duty as directors except (i) for any breach of the duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the General Corporation Law of Delaware, which makes directors liable for unlawful dividends or unlawful stock repurchases or redemptions or (iv) for transactions from which directors derive an improper personal benefit.

      The Company has purchased directors' and officers' liability insurance policies which insure against certain liabilities incurred by directors and officers of the Company, with aggregate annual coverage of up to $30,000,000.


Item 16.     List of Exhibits and Exhibit Index

Exhibit 1.1- Form of Underwriting Agreement relating to Debt Securities.

Exhibit 1.2- Form of Underwriting Agreement relating to Common Stock and
             Preferred Stock.

Exhibit 1.3 - Form of Underwriting Agreement relating to Warrants.*

Exhibit 3(i).1- Amended Certificate of Incorporation, filed as an exhibit to the Company's Registration Statement No. 33-6471 on Form S-1, is incorporated by reference herein.

Exhibit 3(i).2 - Amendment to Certificate of Incorporation, filed as an exhibit to the Company's Registration Statement No. 33-6471 on Form S-1 (Post-Effective Amendment No. 3), is incorporated by reference herein.

Exhibit 3(i).3- Amendment to Certificate of Incorporation, filed as an exhibit to the Company's Registration Statement No. 33-30140 on Form S-1, is incorporated by reference herein.

Exhibit 3(ii)- By-Laws, filed as an exhibit to the Company's Registration
             Statement No. 33-30140 on Form S-1, is incorporated by reference herein.

Exhibit 4.1- Form of Senior Debt Indenture.

Exhibit 4.2- Form of Senior Subordinated Debt Indenture.

Exhibit 4.3- Form of Subordinated Debt Indenture.

Exhibit 4.4- Form of Floating Rate Note.*

Exhibit 4.5- Form of Fixed Rate Note.*

Exhibit 4.6- Form of certificate for Common Stock.

Exhibit 4.7- Certificate of Designation of Preferred Stock.*

Exhibit 4.8- Form of certificate for Preferred Stock.*

Exhibit 4.9- Rights Agreement between the Company and ChaseMellon Shareholder
             Services, L.L.C. (assignee of Bank of America National Trust and Savings Association, successor-by-merger to Security Pacific National Bank), as Rights Agent, dated February 21, 1989, filed as an exhibit to the Company's 1989 Annual Report on Form 10-K, is incorporated by reference herein.

Exhibit 4.10- Form of Warrant Agreement pertaining to Debt Securities
             (including the form of certificate representing a Warrant for Debt Securities).*

Exhibit 4.11- Form of Warrant Agreement pertaining to Preferred Stock
             (including the form of Certificate representing a Warrant for Preferred Stock).*

Exhibit 4.12- Form of Warrant Agreement pertaining to Common Stock (including the form of certificate representing a Warrant for Common Stock).*

Exhibit 5.1- Opinion of Davis Polk & Wardwell as to the legality of Securities to be issued.

Exhibit 12 - Statement re: Computation of Consolidated Ratio of Earnings to
             Fixed Charges of the Company and of Earnings to Combined Fixed Charges and Preferred Stock Dividends.

Exhibit 23.1- Consent of Ernst & Young LLP.

Exhibit 23.2- Consent of Davis Polk & Wardwell (included in Exhibit 5.1).

Exhibit 24 - Powers of Attorney (included on page II-4).

Exhibit 25 - Statement of Eligibility and Qualification of the Trustee under the Trust Indenture Act (to be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939).*

________________
* To be filed by a post-effective amendment to the Registration Statement or incorporated by reference in the event of an offering of the specified Securities.


Item 17.    Undertakings.  The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement;

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in this registration statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to
Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

      (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrants pursuant to the provisions set forth or described in Item 15 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person, in connection with the securities registered hereby, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby further undertakes that:

      (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.



                                  SIGNATURES


      Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California, on the 12th day of November, 1996.



                              KAUFMAN AND BROAD HOME CORPORATION


                              By /s/ MICHAEL F. HENN
                                   Michael F. Henn
                                   Senior Vice President and
                                   Chief Financial Officer

                               POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Michael F. Henn, Albert Z. Praw and Kimberly N. King, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution, for him and in his name, and in any and all capacities, to sign all amendments (including post-effective amendments) to the Registration Statement to which this power of attorney is attached, and to file all such amendments and all exhibits to them and other documents to be filed in connection with them, with the Securities and Exchange Commission.

      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities as Directors and Officers of Kaufman and Broad Home Corporation and on the date indicated.

Signature                                        Title                                  Date
---------                                        -----                                  ----

/s/ BRUCE KARATZ                                 Chairman, President and Chief          November 12, 1996
    Bruce Karatz                                 Executive Officer

/s/ MICHAEL F. HENN                              Senior Vice President and Chief        November 12, 1996
    Michael F. Henn                              Financial Officer

/s/ RONALD W. BURKLE                             Director                               November 12, 1996
--------------------
    Ronald W. Burkle

/s/ JANE EVANS                                   Director                               November 12, 1996
--------------
    Jane Evans

/s/ DR. RAY R. IRANI                             Director                               November 12, 1996
--------------------
    Dr. Ray R. Irani

/s/ ANTOINE JEANCOURT-GALIGNANI                  Director                               November 12, 1996
-------------------------------
    Antoine Jeancourt-Galignani

/s/ JAMES A. JOHNSON                             Director                               November 12, 1996
--------------------
    James A. Johnson

/s/ GUY NAFILYAN                                 Director; Executive Vice               November 12, 1996
----------------                                 President, European Operations
    Guy Nafilyan

/s/ LUIS G. NOGALES                              Director                               November 12, 1996
-------------------
    Luis G. Nogales

/s/ CHARLES R. RINEHART                          Director                               November 12, 1996
-----------------------
    Charles R. Rinehart

/s/ SANFORD C. SIGOLOFF                          Director                               November 12, 1996
-----------------------
    Sanford C. Sigoloff

